AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 4th day of June, 2010, to the Fund Accounting Servicing Agreement, dated as of June 22, 2006, as amended, (the "Fund Accounting Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Villere Balanced Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Agreement; and

WHEREAS, the parties desire to amend the fees of a certain series of the Trust; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit O to the Fund Accounting Agreement is hereby superseded and replaced with Exhibit O attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED                                               U.S. BANCORP FUND SERVICES, LLC
PORTFOLIOS

By: /s/ Robert M. Slotky                                                               By: /s/ Michael R. McVoy

Name: Robert M. Slotky                                                                Name:Michael R. McVoy

Title:  President                                                                              Title: Executive Vice President

Exhibit O to the PMP Fund Accounting Servicing Agreement

Name of Series                                                                                                                                       Date Added
Villere Balanced Fund                                                                                                                                       6/7/2002

FUND ACCOUNTING SERVICES FEE SCHEDULE at June, 2010

Villere Balanced Fund*
Base fee on $[__]-$[__] Million -       $[__]
Base Fee on $[__]-$[__] Million -    $[__]
Base fee on $[__] - $[__] Million - $[__]
Base fee on $[__] - $[__] Million - $[__]
Over $[__] Million                    -  $[__]

[__] basis points on the next $[__] million
[__] basis point on the balance

Multiple Classes
Each class is an additional [__]% of the charge of the initial class.

Fees are billed monthly.
*Subject to CPI increase, Milwaukee MSA.

Multiple Manager Funds
Additional base fee:
$[__] per manager/sub-advisor per fund

Conversion and extraordinary services quoted separately

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:
• $[__] Domestic and Canadian Equities
• $[__] Options
• $[__] Corp/Gov/Agency Bonds
• $[__] CMOs
• $[__] International Equities
• $[__] International Bonds
• $[__] Municipal Bonds
• $[__] Money Market Instruments
• $[__] /fund/month - Mutual Fund Pricing
• $[__] /Foreign Equity Security/Month for Corporate Action Service
• [__] /Domestic Equity Security/Month for Corporate Action Service
• $[__]  /month Manual Security Pricing (>[__] /day)
• Factor Services (BondBuyer)
• $[__] /CMO/month
• $[__] /Mortgage Backed/month
• $[__] /month Minimum Per Fund Group

Advisor’s Signature below acknowledges approval of the fee schedule on this Exhibit O.

ST. DENIS J. VILLERE & CO., LLC

By: /s/ George V. Young

Name: George V. Young

Title:  Partner

Date: 6-16-10